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                                                                   EXHIBIT 5.1

To:   The ServiceMaster Company
      One ServiceMaster Way
      Downers Grove, Illinois 60515

Re:   The ServiceMaster Corporation
      Registration Statement on Form S-3

     I am issuing this opinion in my capacity as Senior Vice President and General Counsel of The ServiceMaster Company, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), on a Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission on or about November 19, 1999 (the "Registration Statement"), of (i) senior unsecured debt securities (the "Debt Securities"), (ii) shares of Common Stock, par value $0.01 per share, of the Company (the "Common Stock"), (iii) warrants to purchase Debt Securities (the "Debt Warrants") and (iv) warrants to purchase shares of Common Stock (the "Stock Warrants"). The Debt Securities, Common Stock, Debt Warrants and Stock Warrants (collectively, the "Securities") may be issued by the Company either together or separately in connection with an offering or offerings from time to time pursuant to the Registration Statement. The Securities will be offered on terms set forth in the Registration Statement and in the prospectus contained in the Registration Statement (the "Prospectus") and in amounts, at prices and on other terms to be determined by the Company at the time of offering and to be set forth in an amendment or amendments to the Registration Statement and the Prospectus and in one or more supplements to the Prospectus (each, a "Prospectus Supplement").

     The Debt Securities will be issued under an indenture, the form of which is filed as an exhibit to the Registration Statement (such indenture, as amended or supplemented from time to time, the "Indenture"), between the Company and Harris Trust and Savings Bank, as Trustee. The Indenture will be executed prior to the offering of any Debt Securities. Each series of Debt Warrants will be issued under a warrant agreement (each, a "Debt Warrant Agreement") to be filed prior to the issuance of such Debt Warrants in an amendment to the Registration Statement or incorporated by reference into the Registration Statement pursuant to a Current Report on Form 8-K of the Company, to be executed by the Company and a warrant agent or agents to be named by the Company prior to the offering of any Debt Warrants of such series.

     The applicable Prospectus Supplement with respect to the Securities offered will set forth the terms of the offering of such Securities, including the name or names of any underwriters, dealers or agents, the purchase price of such Securities and other required information. If underwriters are used in an offering of Securities registered by the Registration Statement, the Registration Statement anticipates that the Company will sell such Securities pursuant to the terms of an underwriting agreement to be executed between the Company and underwriters. I have for purposes of this letter reviewed the preliminary form of the underwriting agreement initially filed as an exhibit to the Registration Statement. The term "Underwriting Agreement" is used in this letter to mean an

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underwriting agreement in the form in which it will be actually executed by the
Company and the underwriters with respect to a particular underwritten offering of Securities registered by the Registration Statement. The term "Other Agreement" is used in this letter to mean an agreement providing for the sale of Securities registered by the Registration Statement (other than by means of an underwritten offering) in the form in which it will be actually executed by the Company and the appropriate party or parties with respect to a particular offering or offerings of Securities registered by the Registration Statement. The term "Agreement" is used in this letter to mean either an Underwriting Agreement or an Other Agreement. The terms "Registered Debt Securities," "Registered Common Stock," "Registered Debt Warrants" and "Registered Stock Warrants" are used in this letter to mean, respectively, the Debt Securities, the Debt Warrants, the Common Stock and the Stock Warrants that are registered under the Registration Statement as initially filed and are sold by the Company under an Agreement.

     For purposes of this letter, I have examined originals, or copies certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary for the purpose of this opinion, including (i) the corporate and organizational documents of the Company, (ii) minutes and records of the corporate proceedings of the Company with respect to the issuance of the Securities and (iii) the Registration Statement and the exhibits thereto.

     Subject to the assumptions, qualifications and limitations identified in this letter, I advise you that in my opinion:

     1. The Company is a corporation validly existing and in good standing under the General Corporation Law of the State of Delaware.

     2. Registered Debt Securities of each series, when issued, will be binding obligations of the Company, enforceable against the Company in accordance with their terms, when, as and if (i) the Registration Statement shall have become effective pursuant to the provisions of the Act, (ii) appropriate corporate action shall have been taken by the Company to authorize (a) the form, terms, execution and delivery of any necessary supplemental indenture or amendment to the Indenture (and the Indenture and any such supplemental indenture or amendment shall have been duly executed and delivered by the trustee thereunder) and (b) the form and terms of such series of Registered Debt Securities, (iii) such series of Registered Debt Securities shall have been issued in the form and containing the terms described in the Registration Statement, any applicable Prospectus Supplements, the Indenture and such corporate action, (iv) a Prospectus Supplement or Prospectus Supplements with respect to such series of Registered Debt Securities shall have been filed (or transmitted for filing) with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) of the Act and any exhibits necessary under the rules and regulations of the Commission shall have been filed with the Commission in an amendment to the Registration Statement or incorporated by reference into the Registration Statement pursuant to a Current Report on Form 8-K of the Company filed with the Commission, (v) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities shall have been obtained and (vi)

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Registered Debt Securities of such series shall have been duly executed and authenticated as provided in the Indenture and duly delivered to the purchasers thereof against payment of the agreed consideration therefor in accordance with the applicable Agreement.

     3. Shares of Registered Common Stock will be validly issued, fully paid and nonassessable when, as and if (i) the Registration Statement shall have become effective pursuant to the provisions of the Act, (ii) appropriate corporate action shall have been taken to authorize the issuance and sale of such Registered Common Stock, (iii) a Prospectus Supplement or Prospectus Supplements with respect to the shares of Registered Common Stock shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424(b) of the Act and any exhibits necessary under the rules and regulations of the Commission shall have been filed with the Commission in an amendment to the Registration Statement or incorporated by reference into the Registration Statement pursuant to a Current Report on Form 8-K of the Company filed with the Commission, (iv) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities shall have been obtained and (v) appropriate certificates representing the shares of Registered Common Stock are duly executed, countersigned by the transfer agent/registrar of the Company, registered and delivered against payment of the agreed consideration therefor in accordance with the applicable Agreement.

     4. Registered Debt Warrants of each series, when issued, will be binding obligations of the Company, enforceable against the Company in accordance with their terms when, as and if (i) the Registration Statement shall have become effective pursuant to the provisions of the Act, (ii) appropriate corporate action shall have been taken by the Company to authorize the form, terms, execution and delivery of a Debt Warrant Agreement for such series of Registered Debt Warrants, including a form of certificate evidencing such series of Registered Debt Warrants (and such Debt Warrant Agreement shall have been duly executed and delivered by the warrant agent or agents thereunder), (iii) a Prospectus Supplement or Prospectus Supplements with respect to such series of Registered Debt Warrants shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424(b) of the Act and any exhibits necessary under the rules and regulations of the Commission, including such Debt Warrant Agreement, shall have been filed with the Commission in an amendment to the Registration Statement or incorporated by reference into the Registration Statement pursuant to a Current Report on Form 8-K of the Company filed with the Commission, (iv) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities shall have been obtained and (v) Registered Debt Warrants of such series are duly countersigned by the applicable warrant agent and delivered to the purchasers thereof against payment of the agreed consideration therefor in the manner provided for in the Registration Statement, any applicable Prospectus Supplements, such Debt Warrant Agreement, the applicable Agreement and such corporate action.

     5. Registered Stock Warrants of each series, when issued, will be binding obligations of the Company, enforceable against the Company in accordance with their terms when, as and if (i) the Registration Statement shall have become effective pursuant to the provisions of the Act, (ii) appropriate corporate action shall have been taken by the Company to authorize the form, terms,

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execution and delivery of a Stock Warrant Agreement for such series of
Registered Stock Warrants, including a form of certificate evidencing such series of Registered Stock Warrants (and such Stock Warrant Agreement shall have been duly executed and delivered by the warrant agent or agents thereunder),
(iii) a Prospectus Supplement or Prospectus Supplements with respect to such series of Registered Stock Warrants shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424(b) of the Act and any exhibits necessary under the rules and regulations of the Commission, including such Stock Warrant Agreement, shall have been filed with the Commission in an amendment to the Registration Statement or incorporated by reference into the Registration Statement pursuant to a Current Report on Form 8-K of the Company filed with the Commission, (iv) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities shall have been obtained and (v) Registered Stock Warrants of such series are duly countersigned by the applicable warrant agent and delivered to the purchasers thereof against payment of the agreed consideration therefor in the manner provided for in the Registration Statement, any applicable Prospectus Supplements, such Stock Warrant Agreement, the applicable Agreement and such corporate action.

     My opinions expressed above are subject to the qualifications that I express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law or judicially developed doctrine in this area (such as substantive consolidation or equitable subordination) affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing, (iv) public policy considerations which may limit the rights of parties to obtain certain remedies, (v) any requirement that a claim with respect to any security denominated in other than U.S. dollars (or a judgment denominated in other than U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined in accordance with applicable law and (vi) governmental authority to limit, delay or prohibit the making of payments outside of the United States or in a foreign currency or currency unit. Each reference in this letter to general principles of equity includes but is not limited to: principles limiting the availability of specific performance and injunctive relief, principles which limit the availability of a remedy under certain circumstances where another remedy has been elected; principles requiring reasonableness, good faith and fair dealing in the performance and enforcement of an agreement by the party seeking enforcement; principles which may permit a party to cure a material failure to perform its obligations; and principles affording equitable defenses such as waiver, laches and estoppel.

     My advice on every legal issue addressed in this letter is based exclusively on the internal law of Illinois, the General Corporation Law of the State of Delaware or the federal law of the United States. I advise you that issues addressed by this letter may be governed in whole or in part by other laws, but I express no opinion as to whether any relevant difference exists between the laws upon which my opinions are based and any other laws which may actually govern. In particular, the Indenture provides that the Indenture and the Debt Securities issued under the Indenture are to be governed by the law of New York, but my advice on every state law issue with respect to the Indenture provides that the Indenture and the Debt Securities issued under the Indenture represents

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my opinion of how that issue would be resolved by the Illinois state courts if the Indenture and the Debt Securities issued under the Indenture had instead provided that they were governed by Illinois internal law and the Illinois state courts applied Illinois internal law to resolve such issue.

     This letter does not cover any law which in my experience would generally not be considered by lawyers in Illinois for purposes of the opinions contained in this letter. I do not find it necessary for purposes of this opinion, and accordingly I do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the issuance of the Securities.

     For purposes of rendering my opinions expressed above, I have assumed that
(i) the Registration Statement remains effective during the offer and sale of the particular Securities, (ii) the terms of the (a) the Indenture, as executed or as thereafter amended, (b) any supplemental indenture to the Indenture, (c) any Debt Warrant Agreement or (d) any Stock Warrant Agreement, each as applicable to the particular Securities, are consistent with the description of the terms of such indenture or agreement set forth in the Registration Statement and in the Prospectus and the applicable Prospectus Supplement, (iii) at the time of the issuance, sale and delivery of each such Security (x) there will not have occurred any change in law affecting the validity, legally binding character or enforceability of such Security and (y) the issuance, sale and delivery of such Security, the terms of such Security and compliance by the Company with the terms of such Security will not violate any applicable law or any restriction imposed by any court or governmental body having jurisdiction over the Company and (iv) any revisions to the form of Indenture filed as an exhibit to the Registration Statement prior to the execution thereof, and any amendments or supplemental indentures to the Indenture (as executed) will not require requalification of such indenture under the Trust Indenture Act. I have also made other assumptions which I believe to be appropriate for purposes of this letter.

     This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. I assume no obligation to revise or supplement this opinion should the present laws of the State of Illinois, the General Corporation Law of the State of Delaware or the U.S. federal securities laws be changed by legislative action, judicial decision or otherwise.

     This opinion is furnished in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

     I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                               Sincerely,

                               /s/ Vernon T. Squires
                               Vernon T. Squires
                               Senior Vice President and General Counsel


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